EX-10.1
                         SHARE EXCHANGE AGREEMENT

                         SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of June 10, 2005 by and between World Am, Inc., a Nevada corporation ("WDAM"), on the one hand, and Senz-It, Inc., a California corporation ("Senz-It"), and the shareholders of Senz-It identified on the signature page hereof (the "Shareholders"), on the other hand. Each of WDAM, Senz-It, and the Shareholders may be referred to as a "Party" and collectively as the "Parties."

                                  RECITALS

     WHEREAS, the Shareholders are the owners of 100% of the issued and outstanding shares of common stock of Senz-It as set forth in Exhibit A (the "Senz-It Shares");

     WHEREAS, WDAM desires to purchase from the Shareholders, and the Shareholders desire to sell to WDAM, all the Senz-It Shares in accordance with the provisions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                 AGREEMENTS

1. Purchase and Sale. At the Closing, subject to the terms and conditions contained in this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to WDAM, and WDAM shall purchase from the Shareholders, the Senz-It Shares.

2. Purchase Price. As consideration for the purchase of the Senz-It Shares, WDAM shall issue to the Shareholders, as set forth in Exhibit A, a warrant to purchase a total of Twelve Million (12,000,000) shares of WDAM common stock (the "WDAM Warrant"), a copy of which is attached hereto as Exhibit B, and Fifty Five (55) shares of WDAM Series B Preferred Stock, the rights, privileges, and preferences of which are set forth in the Restated Certificate of Designation (the "Series B Preferred Stock Certificate of Designation") in Exhibit C attached hereto and made a part hereof (the "WDAM Preferred Shares" and, together with the WDAM Warrant and the shares of WDAM common stock underlying the exercise of the WDAM Warrant (the "WDAM Common Shares"), the "WDAM Securities").

3. Closing. The closing of the sale and purchase of the Senz-It Shares (the "Closing") shall take place on August 5, 2005 at the law offices of Marc R. Tow, 3920 Birch Street, Suite 102, Newport Beach, CA 92660, or at such other date, time and place as may be agreed upon in writing by the parties hereto, but not later than August 31, 2005 (the" Termination Date"). The date of the Closing is sometimes herein referred to as the "Closing Date."

     3.1. Items to be Delivered Immediately Prior to or at Closing. At the Closing:

        A.  The Shareholders shall deliver to WDAM:

          (i) the Senz-It Shares, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide substantially as follows:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THE ISSUANCE THEREOF EXCEPT
           (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

        B.  WDAM shall deliver to the Shareholders:

          (i) the WDAM Warrant and the WDAM Preferred Shares, in amounts and issued as set forth in Exhibit A, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s) substantially as set forth in Section 3.1(A).

        C.  WDAM shall deliver to Senz-It:

          (i) written confirmation of the approval of the herein described transactions by WDAM's Board of Directors;

          (ii) written confirmation of the approval of the herein described transactions by WDAM's shareholders;

          (iii) an officers certificate, executed by the President and Secretary of WDAM, in the form attached hereto as Exhibit D;

          (iv) any exhibits to this Agreement not delivered as of the date hereof;

          (v) a letter from WDAM legal counsel regarding pending litigation involving WDAM which sets forth the case strategy, timeline, and ultimate estimated cost of each case pending. This should also include any case(s) that may be contemplated but not yet filed by or against WDAM, and an estimate of the ultimate "worst case" and "likely" total liability resultant from each such case or claim;

          (vi)  a net present value estimate of the Intellectual
          Property (as defined in Section 4.10) of Senz-It, to be prepared by Spartan Securities or such other third party as agreed by the Parties.

        D.  Senz-It shall deliver to WDAM:

          (i) written confirmation of the approval of the herein described transactions by Senz-It's Board of Directors;

          (ii) written confirmation of the approval of the herein described transactions by Senz-It's shareholders;

          (iii) an officers certificate, executed by the President and Secretary of Senz-It, in the form attached hereto as Exhibit E;

          (iv) any exhibits to this Agreement not delivered as of the date hereof.

4. Representations and Warranties of Senz-It. To induce WDAM to enter into this Agreement and to consummate the transactions contemplated hereby, Senz-It represents and warrants as of the date hereof and as of the Closing, as follows:

     4.1. Corporate Status. Senz-It is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and is qualified to do business in any jurisdiction where it is required to be so qualified. The articles and bylaws of Senz-It that have been or will be delivered to WDAM are current, correct and complete.

      4.2. Authorization. Senz-It has the requisite power and authority to execute and deliver this Agreement and to perform the transactions hereunder. This Agreement, and all of the exhibits attached hereto, constitutes the legal, valid and binding obligation of Senz-It.

     4.3. Consents and Approvals. Except for the filings, permits, authorizations, consents and approvals under federal and/or state securities laws, and applicable stock exchange regulations which may be applicable, neither the execution and delivery by Senz-It of this Agreement, nor the performance by it of the transactions contemplated hereby, require any filing, consent or approval.

     4.4. Capitalization. The authorized capital stock of Senz-It consists of 1,000,000 shares of common stock, no par value, of which 1,000,000 shares are issued and outstanding.

     4.5. Books and Records. Senz-It keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of Senz-It contain records of their shareholders' and directors' meetings and of action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

     4.6. Financial Statements; Contracts. Attached hereto as Exhibit F is an income statement and a balance sheet as of June 30, 2005 and for the quarter then ended. Attached hereto as Exhibit G is a list of all material contracts to which Senz-It is a party or obligated as of the Closing Date, and Senz-It hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

     4.7. Taxes.

        A. All taxes, assessments, fees, penalties, interest and other governmental charges with respect to Senz-It which have become due and payable on the date hereof have been paid in full or adequately reserved against by Senz-It, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

        B. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Senz-It, nor are there any actions, suits, proceedings, investigations or claims now pending against Senz-It, nor are there any actions, suits, proceedings, investigations or claims now pending against Senz-It in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Senz-It; and

        C. The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against Senz-It.

     4.8. Subsidiaries. Senz-It does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

     4.9. Legal Proceedings and Compliance with Law. There is no litigation that is pending or, to Senz-It's knowledge, threatened against Senz-It. To Senz-It's knowledge, there has been no default under any laws applicable to Senz-It, Senz-It has not received any notices from any governmental entity regarding any alleged defaults under any laws, and there has been no default with respect to any court order applicable to Senz-It.

     4.10. Intellectual Property. Senz-It has good and valid title to and ownership of all intellectual property (defined herein as trade marks, trade names or copyrights, patents, domestic or foreign, collectively the "Intellectual Property") necessary for its business and operations (as now conducted and as proposed to be conducted). Other than as set forth in Exhibit F, there are no outstanding options, licenses or agreements of any kind to which Senz-It is a party or by which it is bound relating to any Intellectual Property, whether owned by Senz-It or another person. To the knowledge of Senz-It, the business of Senz-It as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right owned or claimed by another.

     4.11. Accuracy of Information. To Senz-It's knowledge, no representation or warranty by Senz-It made herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which such statements were made.

5. Representations and Warranties of WDAM. To induce Senz-It and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, WDAM represents and warrants as of the date hereof and as of the Closing, as follows:

     5.1. Corporate Status. WDAM is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and is qualified to do business in any jurisdiction where it is required to be so qualified. The articles and bylaws of WDAM that have been delivered to Senz-It as of the date hereof are current, correct and complete.

     5.2. Authorization. WDAM has the requisite power and authority to execute and deliver this Agreement and to perform the transactions hereunder. This Agreement, and all of the exhibits attached hereto, constitutes the legal, valid and binding obligation of WDAM.

     5.3. Consents and Approvals. Except for the filings, permits, authorizations, consents and approvals under federal and/or state securities laws, and applicable stock exchange regulations which may be applicable, neither the execution and delivery by WDAM of this Agreement, nor the performance by it of the transactions contemplated hereby, require any filing, consent or approval.

     5.4. Capitalization. The authorized capital stock of WDAM consists of 1,500,000,000 shares of common stock, par value $0.0001, and 80,000,000 shares of preferred stock, par value $0.0001, of which 17,886,966 and 1,370* shares, respectively, are issued and outstanding (*the 1,370 shares of Class A preferred stock will not become outstanding until a contractual triggering event occurs). Of the preferred shares authorized, 40,000,000 have been designated as Class A and 55 have been designated as Class B.

     5.5. Books and Records. WDAM keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of WDAM contain records of their shareholders' and directors' meetings and of action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

     5.6. Financial Statements; Contracts. WDAM hereby represents and warrants that the financial statements included in its filings with the Securities and Exchange Commission are complete and accurately represent its current financial condition. Attached hereto as Exhibit H is a list of all material contracts to which WDAM is a party or obligated as of the Closing Date which are not included in its filings with the SEC, and WDAM hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

     5.7. Taxes.

        A. Except as set forth in Schedule 5.7, all taxes, assessments, fees, penalties, interest and other governmental charges with respect to WDAM which have become due and payable on the date hereof have been paid in full or adequately reserved against by WDAM (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

        B. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against WDAM, nor are there any actions, suits, proceedings, investigations or claims now pending against WDAM, nor are there any actions, suits, proceedings, investigations or claims now pending against WDAM in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against WDAM ; and

        C. The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against WDAM.

     5.8. Subsidiaries. WDAM currently has two (2) subsidiaries, namely Isotec, Inc., a Colorado corporation, and Technology
Development International, Inc., a Colorado corporation.

     5.9. Legal Proceedings and Compliance with Law. Except as set forth in Schedule 5.9, there is no litigation that is pending or, to WDAM's knowledge, threatened against WDAM. To WDAM's knowledge, there has been no default under any laws applicable to WDAM, WDAM has not received any notices from any governmental entity regarding any alleged defaults under any laws, and there has been no default with respect to any court order applicable to WDAM.

     5.10. Intellectual Property. WDAM has good and valid title to and ownership of all Intellectual Property necessary for its business and operations (as now conducted and as proposed to be conducted). Other than as set forth in Exhibit H, there are no outstanding options, licenses or agreements of any kind to which WDAM is a party or by which it is bound relating to any Intellectual Property, whether owned by WDAM or another person. To the knowledge of WDAM, the business of WDAM as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right owned or claimed by another.

     5.11. Accuracy of Information. To WDAM's knowledge, no representation or warranty by WDAM made herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which such statements were made.

6. Covenants of Senz-It. To induce WDAM to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Senz-It covenants and agrees as follows:

     6.1. Conduct of the Business. Except as contemplated or otherwise consented to by WDAM in writing, after the date of this Agreement and until the date of Closing, Senz-It shall carry on its business in the ordinary course.

     6.2. Access to Information. From the date of this Agreement to the Closing Date, Senz-It shall give to WDAM and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to Senz-It as the other party may reasonably request. WDAM shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by Senz-It.

     6.3. No Solicitation. From and after the date hereof until the Termination Date, Senz-It will not, and will not authorize or permit any Senz-It representatives to, directly or indirectly, solicit or initiate (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussion or negotiations relating thereto or accept any acquisition proposal.

     6.4. Delivery of Financial Statements. Senz-It will use its best efforts to deliver to WDAM audited financial statements as of June 30, 2005 and for period from inception to the date then ended, audited by a firm acceptable to WDAM, prior to the date which is sixty (60) days following the Closing.

     6.5. Required SEC Filings. Senz-It will use its best efforts to ensure that the Shareholders prepare and timely file all filings required under Section 16 and Rule 13d-1 of the Securities Exchange Act of 1934.

7. Covenants of WDAM. To induce Senz-It and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, WDAM covenants and agrees as follows:

     7.1. Conduct of the Business. Except as contemplated or otherwise consented to by Senz-It in writing, after the date of this Agreement and until the date of Closing, WDAM shall carry on its business in the ordinary course.

     7.2. Access to Information. From the date of this Agreement to the Closing Date, WDAM shall give to Senz-It and the Shareholders, and each of their officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to WDAM as the other party may reasonably request. Senz-It and the Shareholders shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by WDAM.

     7.3. No Solicitation. From and after the date hereof until the Termination Date, WDAM will not, and will not authorize or permit any WDAM representatives to, directly or indirectly, solicit or initiate (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussion or negotiations relating thereto or accept any acquisition proposal.

     7.4. Post-Closing Funding Obligations of WDAM. Following the Closing Date, WDAM shall deposit into the bank account of Senz-It, for Senz-It's use as determined by the Senz-It Board of Directors, a total of $7.5 million as set forth in the funding schedule attached hereto as Exhibit I.

     7.5. Appointments to the Board of Directors. Beginning with the Closing Date, and continuing for so long as any of the WDAM Preferred Shares shall remain outstanding, the holders of the WDAM Preferred Shares shall have the right to appoint a minimum of three (3) members to the WDAM Board of Directors, as more fully set forth in the Series B Preferred Stock Certificate of Designation.

     7.6. Filing of Form 8-K. WDAM agrees to timely file all Current Reports on Form 8-K as required by the Securities and Exchange
Commission, as more fully set forth in Exhibit J.

     7.7. Press Release. WDAM agrees to prepare and release a press release concerning the transactions contemplated by this Agreement, as more fully set forth in Exhibit K.

     7.8. Shareholder Meeting Materials. WDAM agrees to timely prepare, file with the Securities and Exchange Commission, and deliver to its shareholders, materials necessary to obtain approval of the transactions contemplated by this Agreement, and to provide the materials to Senz-It for its review prior thereto.

     7.9. Directors and Officers Insurance. WDAM agrees to use its best efforts to obtain a policy of Director and Officers insurance with coverage of at least $3 million, within a reasonable time following the Closing Date.

     7.10. Acknowledgment of Shareholders Distribution. WDAM acknowledges that the Shareholders intend to distribute some or all of the WDAM Securities to their partners, at a time and in amounts to be determined by the Shareholders in their sole discretion, and agrees to use it best efforts to assist with the distribution thereof.

8. Mutual Covenants. Without limiting any covenant, agreement, representation or warranty made, each of the parties covenants and agrees as follows:

     8.1. Fulfillment of Closing Conditions. At and prior to the Closing, each party shall use commercially reasonable efforts to fulfill, and to cause each other to fulfill, the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its or his control.

     8.2. Disclosure of Certain Matters. Senz-It on the one hand, and WDAM, on the other hand, shall give WDAM and Senz-It, respectively, prompt notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any such party any reason to believe that any of the conditions set forth in this Agreement will not be satisfied prior to the Termination Date.

     8.3. Public Announcements. Senz-It and WDAM shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, neither party shall issue any such press release or make any such public statement without the consent of the other parties hereto.

      8.4. Confidentiality. If the transactions contemplated hereby are not consummated, each party shall treat all information obtained in its investigation of the other party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

9. Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

     9.1. The obligations of Senz-It and the Shareholders to deliver the Senz-It Common Shares and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by Senz-It and the Shareholders), at or prior to the Closing, of the following conditions, which WDAM agrees to use its best efforts to cause to be fulfilled:

        A. Representations and Warranties. The representations and warranties of WDAM contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

        B. Agreements, Conditions and Covenants. WDAM shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

        C. Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such purchase and sale.

        D. Approval by WDAM Shareholders. The Closing shall be subject to the approval of the transactions contemplated hereby by the shareholders of WDAM.

     9.2. The obligations of WDAM to pay the Purchase Price and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by WDAM), at or prior to the Closing, of the following conditions, which Senz-It agrees to use its best efforts to cause to be fulfilled:

        A. Representations and Warranties. The representations and warranties of Senz-It contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

        B. Agreements, Conditions and Covenants. Senz-It shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

        C. Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such purchase and sale.

        D. Approval by WDAM Shareholders. The Closing shall be subject to the approval of the transactions contemplated hereby by the shareholders of WDAM.

10. Termination.

     10.1. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties. Following the Closing Date, in the event the Closing does occur within ten (10) days of the Closing Date, this Agreement may be terminated by either Party upon delivery of written notice to the other Party.

     10.2. If this Agreement is terminated pursuant to Section 10.1, the agreements contained in Section 8 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

11. General.

     11.1. Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

     11.2. Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by facsimile or overnight courier to the following addresses:

To Senz-It:

Senz-It, Inc.
4040 MacArthur Boulevard, Suite 240
Newport Beach, CA 92660
Attn: Fred Rogers
Facsimile (949) 955-2739

with a copy to:

The Lebrecht Group, APLC
22342 Avenida Empresa, Suite
220 Rancho Santa Margarita,
CA 92688 Attn: Brian A.
Lebrecht, Esq.
Facsimile (949) 635-1244

To WDAM:

World Am, Inc.
1400 W. 122nd Avenue, Suite 104
Westminster, CO 80234
Attn: James H. Alexander
Facsimile (303) 452-6626

with a copy to:

Marc R. Tow & Associates
3920 Birch Street, Suite 102
Newport Beach, CA 92660
Attn: Mark R. Tow
Facsimile (949) 975-0547

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

     11.3. Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     11.4. Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

     11.5. Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     11.6. Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     11.7. Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     11.8. Finders' and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby. The parties acknowledge that Think Equity, Inc. has been engaged by WDAM to perform certain corporate development services for WDAM and that consummation of this Agreement obligates WDAM to compensate Think Equity, Inc. Both Parties have reviewed and agreed to the terms of the corporate development agreement with Think Equity, Inc.

     11.9. Governing Law. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

     11.10. Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

     11.11. Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     11.12. Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

     11.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written hereinabove.

"Senz-It"                              "WDAM"

Senz-It, Inc.,                         World Am, Inc.,
a California corporation               a Nevada corporation


By: /s/  Fred Rogers                   By: /s/  James H. Alexander
Fred Rogers, President                 James H. Alexander, President


"Shareholders"

SUTI Holdings, L.P.

By: Select University Technologies, Inc.
Its: General Partner


By: /s/  Frederick T. Rogers
Frederick T. Rogers, President


                                        EXHIBIT A

Senz-It Shares

No. of WDAM
Name                     Common Shares
No. of Senz-              Underlying                No. of WDAM
It Shares                WDAM Warrant              Preferred Shares

SUTI Holdings, LP          1,000,000                  12,000,000           55


                                         EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

                                       WARRANT

                                    World Am, Inc.

               (Incorporated under the laws of the State of Nevada)

     THIS IS TO CERTIFY that, for value received, SUTI Holdings, LP, or its assigns (the "Holder") is entitled, subject to the terms and conditions set forth herein, to purchase from World Am, Inc., a Nevada corporation (the "Company") an aggregate of Eighteen Million (18,000,000) fully paid and nonassessable shares of common stock of the Company (the "Warrant Securities") at the exercise price as set forth below, subject to adjustment as provided in Section 3 below, (the "Exercise Price"), upon payment by cashier's check or wire transfer of the Exercise Price for such shares of the Common Stock to the Company at the Company's offices. The Exercise Price for the Warrant Securities shall be $0.0001 per share.

     1. Exercisability. This Warrant may be exercised beginning on date hereof and up to the date which is five (5) years thereafter (the "Exercise Period"), by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by check or wire transfer of the Exercise Price, or exercised in accordance with Section 6 below.

     2. Manner of Exercise. In case of the purchase of less than all the Warrant Securities, at the request of the Holder the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof; provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

     If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the purchase price.

     3.  Adjustment in Number of Shares.

        (A) Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary's capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

        (B)  Adjustment for Reorganization, Consolidation, Merger.
In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     4.  No Requirement to Exercise.  Nothing contained in this
Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

     5. No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

     6.  Cashless Exercise.  In lieu of delivering the Exercise
Price in Cash, Holder, at his option, may instruct the Company to retain, in payment of the Exercise Price, a number of the shares of Common Stock (the "Payment Shares") equal to the quotient of the aggregate Exercise Price of the Warrants then being exercised divided by the Market Price of such Payment Shares as of the date of exercise, and to deduct the number of Payment Shares from the shares of Common Stock to be delivered to such holder. For purposes of this Warrant, Market Price shall mean the closing bid price of the Company's common stock on the trading day immediately before the exercise date. Notwithstanding the above, this Section 6 shall only be applicable provided that the Company is trading on a recognized exchange on the date of exercise.

     7. Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

     8. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

     9. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Principal Value, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

     10. Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

     11. Transferability. This Warrant may be transferred or assigned by the Holder without notice or approval by the Company.

     12. Informational Requirements. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

     13. Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission, to the last known address for each party.

     14. Consent to Jurisdiction and Service. The Company consents to the jurisdiction of any court of the State of California, County of Orange, and of any federal court located in California, County of Orange, in any action or proceeding arising out of or in connection with this Warrant. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, by certified mail directed to the Company at the location provided in
Section 13 hereof, or, in the alternative, in any other form or manner permitted by law.

     15. Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns.

     16. Attorneys Fees. In the event the Investors or any holder hereof shall refer this Warrant to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

     17. Governing Law. THIS WARRANT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE RULES GOVERNING CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and to be delivered in Newport Beach, California.


Dated: August 31, 2005                 World Am, Inc.,
                                       a Nevada corporation


                                       By: /s/  James H. Alexander
                                       James H. Alexander
                                       Its:  President

                            NOTICE OF EXERCISE

TO:  World Am, Inc.

     (1)The undersigned hereby elects to purchase ________ shares of the common stock of World Am, Inc., a Nevada corporation (the "Company"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

        The undersigned hereby elects to purchase ________ shares of the common stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 6 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of the Company's common stock in the name of the undersigned or in such other name as is specified below:


_____________________________
(Name)
_____________________________

_____________________________
(Address)


(Date)

(Signature)

(Print name)

                                    EXHIBIT C

                                     RESTATED
                           CERTIFICATE OF DESIGNATION
                     OF THE RIGHTS, PREFERENCES, PRIVILEGES
                    AND RESTRICTIONS, WHICH HAVE NOT BEEN SET
                    FORTH IN THE CERTIFICATE OF INCORPORATION
                         OR IN ANY AMENDMENT THERETO,
                                    OF THE
                       CLASS B CONVERTIBLE PREFERRED STOCK
                                      OF
                                WORLD AM, INC.

     The undersigned, James H. Alexander and Willis J. Kollars, do hereby certify that:

     A. They are the duly elected and acting President and Secretary, respectively, of World Am, Inc., a Nevada corporation (the "Company").

     B. Pursuant to the Unanimous Written Consent of the Board of Directors of the Company dated August 31, 2005, the Board of
Directors duly adopted the following resolutions:

     WHEREAS, the Certificate of Incorporation of the Company authorizes a class of stock designated as Preferred Stock, with a par value of $0.0001 per share (the "Preferred Class"), comprising Eighty Million (80,000,000) shares and provides that the Board of Directors of the Company may fix the terms, including any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of any redemption, redemption, redemption price or prices, and liquidation preferences, if any, of the Preferred Class;

     WHEREAS, as of the date of this Certificate of Designation, the Company has authorized a total of Eighty Million (80,000,000) shares of stock from the Preferred Class, Forty Million (40,000,000) of which are designated as Class A Preferred Stock, and Forty Million (40,000,000) of which are designated as Class B Preferred Stock;

     WHEREAS, a Certificate of Designation was previously filed with the Nevada Secretary of State on July 21, 2005, setting forth the rights, preferences, privileges, restrictions, and other matters relating to the Class A Preferred Stock;

     WHEREAS, a Certificate of Designation was previously filed with the Nevada Secretary of State on August 16, 2005, setting forth the rights, preferences, privileges, restrictions, and other matters relating to the Class B Preferred Stock;

     WHEREAS, the Board of Directors believes it in the best interests of the Company to restate in its entirety rights, preferences, privileges, restrictions and other matters relating to the Class B Preferred Stock as set forth herein;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating do the Class B Convertible Preferred Stock as follows:

     1. Definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

        1.1 "Available Funds and Assets" shall have the meaning set forth in Section 3.

        1.2 "Board" shall mean the Board of Directors of the Company.

        1.3  "Class B Convertible Preferred Stock" shall mean the
Class B Convertible Preferred Stock, $0.0001 par value per share, of the Company.

        1.4 "Company" shall mean World Am, Inc., a Nevada corporation.

        1.5  "Common Stock" shall mean the Common Stock,
$0.0001 par value per share, of the Company.

        1.6 "Common Stock Dividend" shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

        1.7  "Conversion Date" shall have the meaning set forth in
Section 4(b).

        1.8 "Distribution" shall mean the transfer of cash or property by the Company to one or more of its stockholders without consideration, whether by dividend or otherwise (except a dividend in shares of Company's stock).

        1.9 "Exchange Agreement" shall have the meaning set forth in Section 6.1.

        1.10 "Material Adverse Effect" shall have the meaning set forth in Section 6.1.

        1.11 "Original Issue Date" shall mean the date on which the first share of Class B Convertible Preferred Stock is issued by the Company.

        1.12 "Original Issue Price" shall mean $145,455 per share for the Class B Convertible Preferred Stock.

        1.13 "Senz-It" shall mean Senz-It, Inc., a California corporation.

        1.14  "Senz-It Shares" shall have the meaning set forth in
Section 6.2.

"Subsidiary" shall mean any corporation or limited liability company of which at least fifty percent (50%) of the outstanding voting stock or membership interests, as the case may be, is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations:

     2.  Dividend Rights.

        2.1 In each calendar year, the holders of the then outstanding Class B Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefore, noncumulative dividends in an amount equal to any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend). No dividends (other than a Common Stock Dividend) shall be paid, and no Distribution shall be made, with respect to the Common Stock unless dividends in such amount shall have been paid or declared and set apart for payment to the holders of the Class B Convertible Preferred Stock simultaneously. Dividends on the Class B Convertible Preferred Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Class B Convertible Preferred Stock by reason of the fact that the Company shall fail to declare or pay dividends on the Class B Convertible Preferred Stock, except for such rights or interest that may arise as a result of the Company paying a dividend or making a Distribution on the Common Stock in violation of the terms of this Section 2.

        2.2 Participation Rights. Dividends shall be declared pro rata on the Common Stock and the Class B Convertible Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Class B Preferred Stock is to be treated for this purpose as holding the number of shares of Common Stock to which the holders thereof would be entitled if they converted their shares of Class B Convertible Preferred Stock at the time of such dividend in accordance with
Section 4 hereof.

        2.3  Non-Cash Dividends. Whenever a dividend or
Distribution provided for in this Section 2 shall be payable in property other than cash (other than a Common Stock Dividend), the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

     3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company; whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company's shareholders (the "Available Funds and Assets") shall be distributed to shareholders in the following manner:

        3.1 Class B Convertible Preferred Stock. The holders of each share of Class B Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock or subsequent series of preferred stock (the Company currently has outstanding a Class A Preferred Stock with liquidation rights that come before the Class B Convertible Preferred Stock), an amount per share equal to the Original Issue Price of the Class B Convertible Preferred Stock plus all declared but unpaid dividends on the Class B Convertible Preferred Stock. If upon any liquidation, dissolution or winding up of the Company, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Class B Convertible Preferred Stock of their full preferential amount as described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Class B Convertible Preferred Stock pro rata, according to the number of outstanding shares of Class B Convertible Preferred Stock held by each holder thereof.

        3.2 Participation Rights. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Class B Convertible Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock and Preferred Stock pro rata according to the number and preferences of the shares of Common Stock and Preferred Stock (as converted to Common Stock) held by such holders.

        3.3 Merger or Sale of Assets. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3, and the Class B Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Nevada
Revised Statutes, and (iii) the rights contained in other Sections hereof.

        3.4 Non-Cash Consideration. If any assets of the Company distributed to shareholders in connection with any liquidation, dissolution or winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined by the Board, except that any securities to be distributed to shareholders in a liquidation, dissolution or winding up of the Company shall be valued as follows:

     (a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

          (i) if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) days prior to the distribution; and,

          (ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the distribution; and

          (iii) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

     (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i), (ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board.

     4.  Conversion Rights.

     (a) Conversion of Preferred Stock. Each share of Class B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the issuance of such share into the greater of (i) that number of fully paid and nonassessable shares of Common Stock of the Company described equal to one percent (1%) of the outstanding shares of Common Stock of the Company then outstanding, after giving consideration to the shares issued as a result of the conversion, any options, warrants, or other convertible securities then outstanding, and any other securities issued simultaneously on the date of conversion, and (ii) Seven Million Two Hundred Seventy Two Thousand Seven Hundred and Twenty Eight (7,272,728) shares of Common Stock.

     (b) Procedures for Exercise of Conversion Rights. The holders of any shares of Class B Convertible Preferred Stock may exercise their conversion rights as to all such shares or any part thereof by delivering to the Company during regular business hours, at the office of any transfer agent of the Company for the Class B Convertible Preferred Stock, or at the principal office of the Company or at such other place as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Company (if required by the Company), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, but not later than ten (10) business days thereafter, the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in section 4(c) below. The holder shall be deemed to have become a shareholder of record on the Conversion Date. Upon conversion of only a portion of the number of shares of Class B Convertible Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Class B Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered.

     (c)  No Fractional Shares.  No fractional shares of Common
Stock or scrip shall be issued upon conversion of shares of Class B Convertible Preferred Stock. If more than one share of Class B Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Class B Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class B Convertible Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the corporation's Board of Directors.

     (d) Payment of Taxes for Conversions. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion pursuant hereto of Class B Convertible Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class B Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     (e) Reservation of Common Stock. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Class B Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of all series of preferred stock from time to time outstanding.

     (f) Registration or Listing of Shares of Common Stock. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Class B Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

     (g) Status of Common Stock Issued Upon Conversion. All shares of Common Stock which may be issued upon conversion of the shares of Class B Convertible Preferred Stock will upon issuance by the Company be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     (h) Status of Converted Preferred Stock. In case any shares of Class B Convertible Preferred Stock shall be converted pursuant to this section 4, the shares so converted shall be canceled and shall not be issuable by the corporation.

     5.  Adjustment of Conversion Price.

     (a) General Provisions. In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person, the shares of Class B Convertible Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition it had converted its shares of Class B Convertible Preferred Stock into Common Stock. The provisions of this section 5(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions. The provisions of this section 5 shall not affect the conversion of the Class B Convertible Preferred Stock in the event of a forward or reverse stock split.

     (b) No Impairment. The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, including amending this Certificate of Designation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Class B Convertible Preferred Stock against impairment. This provision shall not restrict the Company from amending its Articles of Incorporation in accordance with the Nevada Revised Statutes and the terms hereof.

     6.  Redemption.

        6.1  Optional Redemption.  Upon the occurrence of

          (i) the obtainment of a judgment by any party against the Company that, in the sole discretion of a majority of the holders of the Class B Convertible Preferred Stock is or could reasonably be expected to result in (i) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company, or (ii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under the Exchange Agreement (as defined below) (collectively, a "Material Adverse Effect") on the Company;

          (ii) the de-listing or cessation of trading of the Company's common stock from the Over the Counter Bulletin Board, or any national securities exchange, for any reason, for a period of at least ten (10) trading days; or

          (iii) the failure of the Company to satisfy its post-funding obligations as set forth in Section
                7.4 of that certain Share Exchange Agreement (the "Exchange Agreement") by and between the Company, Senz-It, Inc., a California corporation ("Senz-It"), and the shareholders of Senz-It dated June 10, 2005, then, in each case, the holders of a majority of the outstanding shares of the Class B Convertible Preferred Stock shall have the right, but not the obligation, acting as a group, to cause the Company to redeem the Class B Convertible Preferred Stock.

     6.2 Redemption Price. For purposes of this Section 6, the redemption price of the Class B Convertible Preferred Stock shall be the return of all of the Shares of common stock of Senz-It acquired by the Company pursuant to the terms of the Exchange Agreement (the "Senz-It Shares"). The Company agrees that it will not transfer, sell, pledge, hypothecate or otherwise limit the ability of the Company to transfer the Senz-It Shares back to the holders of the Class B Convertible Preferred Stock.

     6.3  Redemption Procedures.

     (a)  Any permitted redemption of the Series A Convertible
Preferred Stock pursuant to Section 6.1 above shall be deemed to be effective and consummated date of delivery of a notice of redemption to the Company.

     (b) Within five (5) business days of the effective date of a redemption of the Class B Convertible Preferred Stock as specified above, the Company shall deliver the Senz-It Shares to the holders of the Class B Convertible Preferred Stock. Should a holder not receive payment of any amounts due on redemption of its Class B Convertible Preferred Stock by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) liquidated damages in the amount of $1,000 per day for every day until the applicable holder is paid in full and (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted.

     (c) Should any Class B Convertible Preferred Stock required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Class B
Convertible Preferred Stock shall be redeemed on the earliest possible dates thereafter to the maximum extent permitted by law at the Original Issue Price.

     (d)  Any Notice of Conversion delivered by a holder
(including delivery via facsimile) to the Company prior to the effective date of redemption pursuant to Section 6.1 shall be honored by the Company and the conversion of the Class B Convertible Preferred Stock shall be deemed effected on the Conversion Date. In addition, between the effective date of a redemption pursuant to
Section 6.1 above and the date the Company is required to deliver the redemption proceeds in full to the applicable holder(s), the holder may deliver a Notice of Conversion to the Company. Such notice will be (x) of no force or effect if the Company timely pays the redemption proceeds to holder when due or (y) honored on or as of the date of the Notice of Conversion if the Company fails to timely pay the redemption proceeds to holder when due.

     7. Notices. Any notices required by the provisions of this Certificate of Designation to be given to the holders of shares of Class B Convertible Redeemable Preferred Stock shall be deemed given if sent by facsimile or overnight courier to the address appearing on the books of the Company, and shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

     8.  Voting Provisions.  Each share of Class B Convertible
Preferred Stock shall be entitled to the number of votes to which the holders thereof would be entitled if they converted their shares of Class B Convertible Preferred Stock at the time of voting in accordance with Section 4 hereof.

     9. Protective Provisions. The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Class B Convertible Preferred Stock: (i) effect a sale of all or substantially all of the Company's assets or which results in the holders of the Company's capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Company's capital stock after the transaction, (ii) alter or change the rights, preferences, or privileges of the Class B
Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Class B Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Class B Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Company's common stock.

     10. Board of Director Provisions. So long as any shares of Class B Convertible Preferred Stock are outstanding, (a) the Company shall not, without the affirmative vote of the holders of at least a majority of the then outstanding shares of Class B Convertible Preferred Stock, increase the maximum number of directors constituting the Board to a number other than seven (7), and (b) the holders of the Class B Convertible Preferred Stock, acting as a group, shall have the right, but not the obligation, to fill four (4) of the seats.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Class B Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto this 31st day of August, 2005.


By: /s/  James H. Alexander
James H. Alexander, President



By: /s/  Willis J. Kollars
Willis J. Kollars, Secretary


                                   EXHIBIT I

                             WDAM Funding Schedule

     A. A total of Four Million Dollars ($4,000,000) is required to be funded by June 30, 2006. Senz-It will commence operations when at least One Million Two Hundred Thousand ($1,200,000) is available for its use, but not earlier than September 2, 2005.

     B. In addition to the amounts above, a total of Three Million Five Hundred Thousand Dollars ($3,500,000) is required to be funded at the rate of at least Five Hundred Eighty Thousand Dollars
($580,000) per month for six (6) consecutive months beginning on July
30, 2006.

     C. Any funds raised from grants or other sources (other than WDAM financing transactions) will be credited toward the above funding requirements at the rate of $0.50 for each $1.00 of "Net Funding." "Net Funding" shall be defined for these purposes as actual cash or cash equivalents available for Senz-It use, including goods and services rendered in lieu of cash payment for Senz-It.